UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2017 (March 6, 2017)

ADDUS HOMECARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34504	20-5340172
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Warrenville Rd., Downers Grove, IL	60515
(Address of Principal Executive Offices)	(Zip Code)

(630) 296-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 6, 2017, Addus HomeCare Corporation (the “Company”) issued a press release (the “Press Release”) announcing the Company’s results of operations for the fourth quarter and year ended December 31, 2016. A copy of the Press Release is furnished herewith as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2017, the Company’s Compensation Committee approved the payment of discretionary bonuses to executive officers as set forth below, which amounts are in addition to amounts awarded under previously disclosed compensation plans:

Executive Officer	Bonus
Dirk Allison	$105,000
Darby Anderson	$68,850
James Zoccoli	$65,623
Brian Poff	$45,075
Brenda Belger	$32,750

Also on February 28, 2017, the Company’s Compensation Committee authorized the Company to grant 10,000 restricted shares of the Company’s Common Stock to Brian Poff, effective as of March 3, 2017. These restricted shares will vest in equal parts over the first three anniversaries of the date of grant.

Item 7.01. Regulation FD Disclosure.

On March 6, 2017, the Company issued the Press Release announcing, among other matters, its results of operations for the fourth quarter and year ended December 31, 2016, the text of which is set forth as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release of Addus HomeCare Corporation dated March 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: March 6, 2017	By:	/s/ Brian Poff
	Name:	Brian Poff
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Addus HomeCare Corporation dated March 6, 2017.